Exhibit 10.2

[Harvest Partners letterhead]

June 14, 2004

Global Power Equipment Group Inc.

6120 South Yale, Suite 1480

Tulsa, OK 74135

Ladies and Gentlemen:

Reference is made to that certain Registration Statement on Form S-3 (Registration No. 333-115507) (the “Registration Statement”) of Global Power Equipment Group Inc. (the “Company”). Capitalized terms not otherwise defined herein shall have the meanings provided in the Registration Statement.

The Company will use its reasonable efforts to effect the registration of shares (the “Harvest Shares”) of common stock, par value $0.01 per share, of the Company held by Harvest Partners III, L. P. and Harvest Partners III, GbR (collectively, “Harvest”) as set forth in the Registration Statement, and to cooperate with Harvest in the sale of such Harvest Shares in accordance with the intended method of disposition thereof as quickly as possible, and the Company will as expeditiously as possible:

(a) use its reasonable efforts to cause the Registration Statement to become effective; provided, however, that, to the extent practicable, the Company will furnish to Harvest and its counsel, copies of all such documents proposed to be filed and Harvest shall have the opportunity to comment on (i) any information pertaining solely to Harvest and its plan of distribution that is contained therein and the Company shall make the corrections reasonably requested by Harvest with respect to such information prior to filing the Registration Statement or any amendment thereof and (ii) any other part of the Registration Statement and the Company shall consider such comments in good faith prior to any such filing;

(b) prepare and file with the United States Securities and Exchange Commission (the “SEC”) such amendments and post-effective amendments to the Registration Statement and any prospectus or prospectus supplement used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the United States Securities Act of 1933, as amended (the “Securities Act”), with respect to the disposition of the Harvest Shares until such time as all Harvest Shares have been disposed of in accordance with the intended methods of disposition by Harvest set forth in the Registration Statement and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

(c) furnish, upon request, to Harvest and the underwriter or underwriters, if any, designated from time to time by Harvest, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, and such number of conformed copies thereof and such number of copies of the prospectus used in connection therewith (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as Harvest or such underwriter may reasonably request in order to facilitate the disposition of the Harvest Shares being sold by Harvest (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by Harvest and the underwriter or underwriters, if any, in connection with the sale of the Harvest Shares covered by the prospectus or any amendment or supplement thereto);

(d) notify Harvest and the underwriter or underwriters, if any, designated from time to time by Harvest;

(i) of any stop order or other order suspending the effectiveness of the Registration Statement, issued or threatened by the SEC in connection therewith, and take all reasonable actions required to prevent the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;

(ii) when the Registration Statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

(iii) of any written request by the SEC for amendments or supplements to the Registration Statement or any prospectus used in connection therewith; and

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Harvest Shares for sale under the applicable securities or blue sky laws of any jurisdiction;

(e) if requested by the managing underwriter or underwriters, if any, designated from time to time by Harvest, or Harvest, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting or otherwise as the managing underwriter or underwriters or Harvest reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(f) on or prior to the date on which the Registration Statement is declared effective, use its reasonable efforts to register or qualify, and cooperate with Harvest, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Harvest Shares for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as Harvest or any underwriter reasonably requests in writing; use its reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period the Registration Statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition of the Harvest Shares in all such jurisdictions reasonably requested covered by the Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(g) in connection with any sale of any Harvest Shares pursuant to the Registration Statement, cooperate with Harvest and the managing underwriter or underwriters, if any, designated from time to time by Harvest, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Harvest may request;

(h) use its reasonable efforts to cause the Harvest Shares to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over the Company or any of its subsidiaries as may be necessary to enable Harvest or the underwriter or underwriters, if any, to consummate the disposition of the Harvest Shares;

(i) use its reasonable efforts to obtain:

(A) at the time of entering into any underwriting agreement relating to an underwritten sale of any Harvest Shares pursuant to the Registration Statement, a “comfort letter” from the Company’s independent certified public accountants covering such matters of the type customarily covered by “cold comfort letters” as Harvest and the underwriters reasonably request; and

(B) at the time of any underwritten sale of any Harvest Shares pursuant to the Registration Statement, a “bring-down comfort letter,” dated as of the date of such sale, from the Company’s independent certified public accountants covering such matters of the type customarily covered by comfort letters as Harvest and the underwriters reasonably request;

(j) use its reasonable efforts to obtain, at the time of any sale pursuant to the Registration Statement, an opinion or opinions addressed to the underwriter or underwriters, if any, in customary form and scope from counsel for the Company (including a 10b-5 statement);

(k) notify Harvest, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and file with the SEC and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;

(l) otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve (12) month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover said twelve (12) month period;

(m) provide and cause to be maintained a transfer agent and registrar for all Harvest Shares covered by the Registration Statement from and after a date not later than the effective date of the Registration Statement;

(n) use its reasonable efforts to cause all Harvest Shares to be listed subject to notice of issuance, prior to the date of first sale of such Harvest pursuant to the Registration Statement, on each securities exchange on which the common stock of the Company is then listed, and admitted to trading on NASDAQ, if the common Stock of the Company or any other securities of the Company are then admitted to trading on NASDAQ; and

(o) enter into such agreements (including underwriting agreements in customary form) and take such other actions as Harvest shall reasonably request in order to expedite or facilitate the disposition of the Harvest Shares.

The Company may require Harvest to furnish the Company with such information in respect of Harvest that will be included in the Registration Statement as the Company may reasonably request in writing and as is required by applicable law.

In connection with any sale of Harvest Shares pursuant to the Registration Statement, the Company shall give Harvest, their underwriters, if any, and their respective counsel and accountants access to its books and records and an opportunity to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of Harvest or such underwriters’ to conduct a reasonable investigation within the meaning of Section 11(b)(3) of the Securities Act.

The Company will pay all Registration Expenses in connection with the registration of the Harvest Shares pursuant to the Registration Statement.

In the event that, in the reasonable judgment of the Company (after consultation with outside counsel), it is advisable to suspend the use by Harvest of the Registration Statement because the Company is conducting negotiations for a material business combination or due to pending material developments or events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver to Harvest notice in writing to the effect of the foregoing, and the Company may suspend the use of the Registration Statement for the period specified in such notice which shall not exceed 30 consecutive days (a “Suspension Period”) in any 90-day period. Notwithstanding the foregoing, the aggregate duration of any Suspension Period shall not exceed 90 days in any 365-day period. Upon receipt of such notification, Harvest will immediately suspend all offers and sales of any Harvest Shares pursuant to the Registration Statement until the earlier of (i) the expiration of such Suspension Period or (ii) such time as the Company notifies Harvest in writing that such suspension has ended. The Company will use its reasonable efforts to ensure that the Registration Statement may be used after the expiration of the Suspension Period.

The Company shall indemnify, to the fullest extent permitted by law, Harvest, its officers, directors, partners, employees and agents, if any, and each Person, if any, who controls Harvest within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any violation by the Company of the provisions of the Securities Act or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any prospectus or prospectus supplement used in connection therewith (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or preliminary prospectus supplement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information concerning any holder furnished in writing to the Company by Harvest expressly for use therein. If any offering of any Harvest Shares pursuant to the Registration Statement is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an Affiliate of Harvest) shall affect the obligations of the Company to indemnify Harvest or any other Person pursuant to the preceding sentence. If any offering of any of the Harvest Shares pursuant to the Registration Statement is made through underwriters, the Company agrees to enter into an underwriting agreement in customary form with such underwriters and the Company agrees to indemnify such underwriters, their officers, directors, employees and agents, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as herein before provided with respect to the indemnification of Harvest; provided that the Company shall not be required to indemnify any such underwriter, or any officer, director or employee of such underwriter or any Person who controls such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter’s failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the relevant Harvest Shares to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus a reasonable time prior to such written confirmation.

Harvest shall indemnify, to the fullest extent permitted by law, the Company, each underwriter and their respective officers, directors, employees and agents, if any, and each Person, if any, who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact required to be stated in the Registration Statement or prospectus or preliminary prospectus or prospectus supplement or preliminary prospectus supplement contained therein or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so concerning Harvest furnished in writing by Harvest expressly for use therein; provided that Harvest’s obligations hereunder shall be limited to an amount equal to the net proceeds to Harvest of the Harvest Shares sold pursuant to the Registration Statement.

Any Person entitled to indemnification under this letter agreement shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to the Registration Statement shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim.

If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and the indemnified party on the other. Notwithstanding the foregoing, Harvest shall not be required to contribute any amount in excess of the amount Harvest would have been required to pay to an indemnified party if the indemnity under this letter agreement was available. No Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this letter agreement to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

The indemnity and contribution agreements contained in this letter agreement shall remain in full force and effect regardless of any investigation made by or on behalf of harvest, its officers, directors, agents or any Person, if any, who controls harvest as aforesaid, and shall survive the transfer of Harvest Shares by Harvest and the termination of this letter agreement for any reason.

This letter agreement shall be effective upon execution of all parties hereto.

Except, as otherwise provided in this letter agreement, every covenant, term and provision of this letter agreement shall be binding upon and inure to the benefit of Harvest and their respective heirs, legatees, legal representatives and successors. The rights of Harvest under this letter agreement may not be assigned or otherwise conveyed by Harvest except (i) in connection with a transfer of any Harvest Shares to any Affiliate or any employee or any of his or her Affiliates and (ii) as otherwise specifically provided for in this letter agreement; provided, that any Affiliate transferee pursuant to clause (i) shall forfeit such rights after ceasing to be an Affiliate of Harvest and provided further that as a condition to any Person acquiring the rights of Harvest pursuant to this paragraph, such Person shall agree in writing to be bound by all the provisions of this letter agreement and shall execute and deliver to the Company a counterpart to this letter agreement.

The parties hereto recognize that irreparable damage will result if this letter agreement shall not be specifically enforced. If any dispute arises hereunder, the parties hereto agree that an injunction may be issued to compel specific performance of any term of this letter agreement pending determination of such controversy and that no bond or other security may be required in connection therewith. Such remedies shall, however, not be exclusive and shall be in addition to any other remedy which the parties may have.

Any and all notices, demands, consents, approvals, requests or other communications which the Company or Harvest may desire or be required to give hereunder (collectively, “Notices”) shall be by personal delivery, facsimile, by overnight courier or by prepaid certified mail to the Company at 6120 South Yale, Suite 1480, Tulsa, OK 74135, Attention: Candice Cheeseman; facsimile (918) 274-2367 and to Harvest, c/o Harvest Partners, Inc. 280 Park Avenue, 33rd Floor, New York, N.Y. 10017, Attention: Stephen Eisenstein; facsimile (212) 812-0100, or such other address as the Company or Harvest may from time to time designate to others. Any party may designate another address or change its address for Notices hereunder by a Notice given pursuant to this paragraph. A Notice sent in compliance with the provisions of this paragraph shall be deemed delivered when actually received by the party to whom sent. Rejection or other refusal to accept or the inability to deliver because of a changed address or addressee of which no Notice was given as provided in this paragraph shall be deemed to be receipt of the Notice sent.

This letter agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. This letter agreement may be amended or waived, each party hereto may take any action herein prohibited or omit to take action herein required to be performed by it and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only by the written consent or written waiver of all parties hereto.

This letter agreement may be executed in several counterparts and all such executed counterparts shall constitute a single agreement, binding on all of the parties hereto, their successors and their assigns, notwithstanding that all of the parties hereto are not signatories to the original or to the same counterpart. Each counterpart signature page so executed may be attached to a master counterpart of this letter agreement to be kept by the Company at the principal office of the Company and such master counterpart as well as any and all other counterparts executed by any of the parties hereto shall constitute a single agreement.

In case any one or more of the provisions contained in this letter agreement shall be invalid or unenforceable in any jurisdiction, the validity and enforceability of all remaining provisions contained herein shall not in any way be affected or impaired thereby, and the invalid or unenforceable provisions shall be interpreted and applied so as to produce as near as may be the economic result intended by the parties thereto.

Nothing expressed by or mentioned in this letter agreement is intended or shall be construed to give any Person (other than the parties hereto and their respective successors) any legal or equitable right, remedy or claim under or in respect of this letter agreement or any provision herein contained, this letter agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors, and for the benefit of no other Person except as otherwise specifically provided for in this letter agreement.

For purposes of this letter agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, a limited liability partnership, any unincorporated organization and a government or other department or agency thereof.

“Registration Expenses” shall mean, with respect to the Company, all expenses incident to the Company’s performance of or compliance with the Company’s obligations under this letter agreement including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Harvest Shares), expenses of printing certificates for the Harvest Shares in a form eligible for deposit with the Depository Trust Company, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company, the reasonable fees and expenses of one (1) counsel (the “Harvest’s Counsel”) for Harvest; but not including any underwriting fees, discounts or commissions attributable to the sale of securities incurred in connection with the sale of the Harvest Shares.

If you are in agreement with the foregoing, please so indicate by signing, dating and returning a copy of this letter agreement, which will constitute our agreement with respect to the matters set forth herein.

Very truly yours,

HARVEST PARTNERS III, L.P.

By: Harvest Associates III, LLC, its general partner

By:	/s/ Stephen Eisenstein
Name:	Stephen Eisenstein
Title:	Senior Managing Director

HARVEST PARTNERS III, GbR

By: Harvest Associates III, LLC, its general partner

By:	/s/ Stephen Eisenstein
Name:	Stephen Eisenstein
Title:	Senior Managing Director

ACKNOWLEDGED AND AGREED THIS 14th DAY OF JUNE

GLOBAL POWER EQUIPMENT GROUP INC.

By:	/s/ Larry Edwards
Name:	Larry Edwards
Title:	President and Chief Executive Officer